UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CPG CARLYLE COMMITMENTS FUND, LLC
CPG CARLYLE COMMITMENTS MASTER FUND, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

Hi. This is Mitchell Tanzman, Director and Principal Executive Officer of CPG Carlyle Commitments Fund.

We have adjourned the Fund's special meeting of members until Friday. While we are very close to achieving the attendance necessary to approve the remaining proposal, we are missing your vote.

Your vote is extremely important. We are counting on your participation.

Voting is easy. Simply press 1 and you will be connected to a proxy specialist who will quickly take your vote.

The Fund’s Board of Directors recommends that investors vote in favor of the proposal up for consideration at the adjourned meeting.

Please vote now. Thank you for your continued support.